Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333- ____) on Form S-8 of 22nd Century Group, Inc. of our report, dated March 28, 2024, appearing in the Annual Report on Form 10-K of 22nd Century Group, Inc. filed with the Securities and Exchange Commission on March 28, 2024.

/s/ FREED MAXICK CPAs, P.C

Buffalo, NY
July 10, 2024